Exhibit 99.1

FOR IMMEDIATE RELEASE

November 6, 2012

SHOSHONE SILVER/GOLD ACQUIRES WORLD CLASS EXPLORATION PROPERTIES IN BEAVER COUNTY, UTAH

Coeur d’Alene, Idaho:  Shoshone Silver/Gold Mining Company (OTC-SHSH) (OTCQB-SHSH) announced today that it has acquired 100% of the outstanding shares of Bohica Mining Corp. (“Bohica”), a Colorado corporation with  assets in the San Francisco Mining District in Beaver County, UT.  The properties owned by Bohica consist of a 50% interest in the past producing Imperial Mine (7 patented claims) and a 100% interest in the 55 unpatented mining claims adjacent to the Mine.  In the acquisition transaction, Shoshone issued 6.2 million shares of its common stock for 100% of the Bohica shares.

Shoshone’s Chairman, Greg Smith, announced, “We believe this acquisition places us squarely in the path of a major discovery at the southern end of one of America’s most prolific mineral belts.  We believe that this property gives our shareholders real exposure to significant potential mineralization in an historic mining district.”

The Imperial Mine is a nearby neighbor to the famous Horn Silver Mine, which produced over 17 million ounces of high grade silver lead ore in the early part of the 20th century (+50 opt silver and over 20% Pb), with large tonnages of high grade oxide zinc (+14% Zn) left behind.  Other properties in the District, including the Cactus Mine, had substantial production of high grade copper, lead, zinc, gold, silver and tungsten.

Mr. John Reynolds, a veteran geophysicist and President of Bohica, concluded, “The skarn mineralization in the Imperial Mine along the contact of the underlying intrusive suggests the potential for a very large mineralized body associated within the intrusive similar to other locations within the Utah mineral belt.  All of the indicators, geological, geochemical, and geophysical, are in place on this property to warrant an extensive, focused exploration program for a major discovery.”

Past production from the old Imperial Mine was developed through a 1,200 foot adit, with several crosscuts, raises and winzes in a replacement or skarn type copper-silver gold ore body hosted in a limestone bed along a quartz monzonite contact.  Historically, copper grades reported ranged from 1.4% to 14.0% Cu, with gold values around .05 opt and silver values around 2.8 opt.  According to a 1973 report by G. E. McKelvey, “Imperial Mine mineralization is located at the contact of the southern edge of the Cactus Quartz Monzonite stock of the San Francisco Mountains and a structurally complex sequence of Paleozoic sedimentary rocks.”

A Shoshone spokesman said that Shoshone is currently evaluating the best approach to proceeding with the exploration of the San Francisco District.

Shoshone Silver/Gold Mining Company is an exploration stage company based in Coeur d’Alene, Idaho.  The Company was founded in 1969, and holds mining properties and mineral claims in Idaho, Montana, Arizona, Washington and Utah.

Legal Notice and Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical fact, including, without limitation, those with respect to the objectives, plans and strategies of the Company set forth herein and those preceded by or that include the words ‘believes,” “expects,” “given,” “targets,” “intends,” “anticipates,” “plans,” “projects,” “forecasts” or similar expressions are “forward-looking statements.”   Although the Company’s management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct.

These forward-looking statements involve a number of risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated.  Potential risks and uncertainties include, among others: general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices; risks of junior exploration and pre-production activities; maintenance of important business relationships.  Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the SEC, including the Annual Report on Form 10-K for the year ended September 30, 2011 and Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2011, March 31, 2012, and June 30, 2012, and each subsequently filed Current Report on Form 8-K.  The Company assumes no obligation to update any of the information contained or referenced in this press release.

Source: Shoshone Silver/Gold Mining Company
Contact:

Shoshone Silver/Gold Mining Company

Howard Crosby, CEO
(509) 526-3491